Exhibit 99.2

SUPPLEMENT TO DESCRIPTION OF SECURITIES

This discussion is a supplement to, and is intended to be read together with, the discussion under the heading “Description of Securities” in the Registration Statement on Form S-3 (File No. 333-177052) of CoreSite Realty Corporation (the “Company”) filed with the Securities and Exchange Commission on September 28, 2011 (the “Registration Statement) and in the related prospectus dated October 11, 2011 (the “Base Prospectus”) of the Company. This discussion is not complete and is subject to, and qualified in its entirety by reference to, Maryland law and the Company’s charter and bylaws, which are available as described under “Where You Can Find More Information” in the Base Prospectus.

The following discussion is inserted immediately before the subheading “Description of Securities—Power to Increase Authorized Stock and Issue Additional Shares of Our Common Stock and Preferred Stock” in the Base Prospectus.

7.25% Series A Cumulative Redeemable Preferred Stock

We currently have outstanding 4,600,000 shares of our 7.25% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share, or Series A Preferred Stock. Our Series A Preferred Stock is listed on the NYSE under the symbol “COR-PA.” Dividends on each outstanding share of Series A Preferred Stock are cumulative from, and including, the most recent dividend payment date for the Series A Preferred Stock with respect to which dividends were actually paid in full on the outstanding shares of Series A Preferred Stock, or if dividends have not been paid in full on the outstanding shares of Series A Preferred Stock from December 12, 2012, the original date of issuance of the Series A Preferred Stock. Dividends are payable in cash to holders quarterly in arrears on or about the 15th day of January, April, July and October of each year or, if such day is not a business day, on the next succeeding business day.

If our company is liquidated, dissolved or wound up, holders of shares of Series A Preferred Stock will have the right to receive $25.00 per share of Series A Preferred Stock, plus accrued and unpaid dividends (whether or not authorized or declared) up to but not including the date of payment, before any payment is made to holders of Common Stock and any other class or series of capital stock ranking junior to Series A Preferred Stock as to liquidation rights. The rights of holders of shares of the Series A Preferred Stock to receive their liquidation preference will be subject to the proportionate rights of any other class or series of our capital stock ranking on parity with the Series A Preferred Stock as to liquidation and junior to the rights of any class or series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock.

We may not redeem the Series A Preferred Stock prior to December 12, 2017, except in limited circumstances to preserve our status as a REIT, and pursuant to the special optional redemption provision described below. On and after December 12, 2017, the Series A Preferred Stock will be redeemable at our option, upon not fewer than 30 and not more than 60 days’ written notice, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus accrued and unpaid dividends (whether or not authorized or declared) up to, but not including, the redemption date, without interest. If fewer than all the outstanding shares of the Series A Preferred Stock are to be redeemed, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by any other equitable method we may choose (including by electing to redeem only those shares of Series A Preferred Stock tendered for conversion pursuant to a Change of Control Conversion Right (as defined below)).

Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series A Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date (as defined below), we exercise any of our redemption rights relating to the Series A Preferred Stock (whether its optional redemption right or special optional redemption right), the holders of Series A Preferred Stock will not have the conversion right described below with respect to the shares called for redemption.

Upon the occurrence of a Change of Control, each holder of Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series A Preferred Stock) to convert some or all of the Series A Preferred Stock held by such holder (the “Change of Control Conversion Right”), on the Change of Control Conversion Date into a number of shares of common stock per share of Series A Preferred Stock to be converted equal to the lesser of:

•                  the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for any accrued and unpaid dividend that is to be paid on such dividend payment date will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•                  1.944 (i.e., the Share Cap), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in the articles supplementary creating the Series A Preferred Stock.

Upon such a conversion, the holders will be limited to a maximum number of shares of common stock equal to the Share Cap multiplied by the number of shares of Series A Preferred Stock converted. If the Common Stock Price is less than $12.86 (which is approximately 50% of the per-share closing sale price of common stock reported on the New York Stock Exchange, or the NYSE, on December 4, 2012), subject to adjustment, the holders will receive a maximum of 1.944 shares of common stock per share of Series A Preferred Stock, which may result in a holder receiving a value that is less than the liquidation preference of the Series A Preferred Stock.

Within 15 days following the occurrence of a Change of Control, we will provide to holders of record of Series A Preferred Stock a notice of the occurrence of the Change of Control that describes the resulting Change of Control Conversion Right.

If, prior to the Change of Control Conversion Date, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right, holders of Series A Preferred Stock will not have any right to convert the shares of Series A Preferred Stock selected for redemption in connection with the Change of Control Conversion Right and any shares of Series A Preferred Stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

A “Change of Control” is when the following have occurred and are continuing:

•                  any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, holds or acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of our company entitling that person to exercise more than 50% of the total voting power of all of our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•                  following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts, or ADRs, representing such securities) listed on the NYSE, NYSE Amex Equities, or the NYSE Amex, or the NASDAQ Stock Market, or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

The “Change of Control Conversion Date” is the date selected by us on which the Series A Preferred Stock is to be converted, which will be a business day that is no fewer than 25 days nor more than 40 days after the date on which we provide the notice described above to the holders of Series A Preferred Stock.

The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by holders of common stock is solely cash, the amount of cash consideration per share of Common Stock or (ii) if the consideration to be received in the Change of Control by holders of Common Stock is other than solely cash (x) the average of the closing sale prices per share of Common Stock on the principal U.S. securities exchange on which Common Stock is then traded (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid prices and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which Common Stock is then traded, or (y) the average of the last quoted bid prices for Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if Common Stock is not then listed for trading on a U.S. securities exchange.

The foregoing description of the Articles Supplementary is a summary and, as such, does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles Supplementary, which is attached as Exhibit 3.2 to our Form 8-A filed with the SEC on December 11, 2012, which is incorporated herein by reference.